UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 1, 2006

Date of Report (Date of earliest event reported)

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-30615	77-0073042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 S. TECHNOLOGY COURT, BROOMFIELD, CO 80021

(Address of principal executive offices, including zip code)

(303) 327-3030

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Plan Amendment. On June 1, 2006, the stockholders of the Company approved amendments to the Company's Amended and Restated 1998 Stock Plan (the "Plan") which amended and restated the Plan to (a) remove the existing cap on the number of full-value awards that may be granted under the Plan, (b) in lieu of that cap, provide that each one (1) share subject to a full-value award issued under the Plan shall be counted as two (2) shares against the Plan's available share reserve, and (c) provide that upon any later lapse, termination, forfeiture or repurchase at cost of such a full-value award, two (2) shares would be added back to the Plan's available share reserve for each one (1) share subject to the former full-value award.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit

Number Description of Document
    Amended and Restated 1998 Stock Plan, as amended effective June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRENZA MICRODEVICES, INC.

By: /s/ Clay B. Simpson

Clay B. Simpson

Vice President, General Counsel and Secretary

  Date:  June 6, 2006